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                                                                    EXHIBIT 10.8


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


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                                                                  Execution Copy

                            REAGENT SUPPLY AGREEMENT


                THIS REAGENT SUPPLY AGREEMENT (this "Agreement") is entered into on July 16, 2001, deCODE GENETICS, ehf., an Icelandic corporation, having offices at Hlidarsmari 15, 200 Kopavogur, Iceland ("deCODE"), and PE CORPORATION
(NY), a New York corporation, through its Applied Biosystems Group, located at 850 Lincoln Centre Drive, Foster City, CA 94404 ("ABG").

                             PRELIMINARY STATEMENTS

        A. ABG possesses certain know-how, expertise and technology to manufacture Reagents (as defined below).

        B. deCODE desires to purchase Reagents from ABG for certain purposes, including target discovery and genotyping activities.

        C. ABG has agreed to supply such Reagents to deCODE on the terms and conditions set forth in this Agreement.

                NOW THEREFORE, in consideration of the mutual covenants and consideration set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


1.      DEFINITIONS.

        1.1 "Contract Year" shall mean each twelve (12) month period throughout the Term commencing on July 1 and terminating on June 30th of the following calendar year, provided, however, that the First Contract Year shall commence on the Effective Date hereof.

        1.2     "Dollars" or "$" shall mean United States dollars.

        1.3 "Effective Date" shall mean the date first set forth in the first paragraph of this Agreement.

        1.4 "Party" or "Parties" shall mean, respectively, ABG or deCODE, and ABG and deCODE.

        1.5     "Purchase Price" shall have the meaning assigned to such term in
Section 3.1.

        1.6 "Quarter" means a three month period beginning on or about the first day of January, April, July or October next following the Effective Date, and each three month period thereafter, except that the first Quarter will include the period from the Effective Date to the first day of the nearest such three month period after the Effective Date. Precise dates for the beginning and ending of Quarters may vary in accordance with ABG's customary accounting practices and procedures in accordance with GAAP. Upon deCODE's request, ABG will provide deCODE with a schedule of ABG's fiscal Quarters.

        1.7 "Reagents(s)" shall mean the products listed on Exhibit A as may be amended from time to time due to ABG's current supply and deCODE's modifications of the Specifications.



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        1.8     "Specifications" shall mean the specifications and the packaging requirements as set forth in Exhibit B.

        1.9     "Term" shall have the meaning assigned to such term in Section
7.1.


2.      SUPPLY OF REAGENTS.

        2.1 Reagents Selection. During the term of this Agreement, ABG shall sell to deCODE, and deCODE will purchase from ABG, free and clear of any charges, encumbrances, security interests and claims, Reagents which have been selected by deCODE, from Exhibit A, as reagents deCODE wishes to acquire from ABG.

        2.2 Supply. deCODE shall purchase a volume of Reagents pursuant to this Agreement in each Quarter of each Contract Year of at least the following amounts:

                    First Contract Year         [ ** ]

                    Second Contract Year        [ ** ]

                    Third Contract Year         [ ** ]

        2.3 Acceptance of Purchase Orders. deCODE may issue purchase orders under this Agreement. ABG may accept or reject purchase orders within seven (7) days of ABG's receipt of written purchase orders. ABG shall accept all purchase orders that are issued in conformance with the terms and conditions of this Agreement. Upon acceptance of a purchase order, this Agreement and such accepted purchase order shall constitute a contract between deCODE and ABG. If there is a conflict of terms between the terms of this Agreement and any such accepted purchase order, the terms of this Agreement shall prevail.

        2.4 Delivery. ABG will use every reasonable effort to effect shipment of the Reagents on or before the delivery date indicated in any accepted purchase order. ABG shall not be liable for any delay or failure in performance or delivery where such delay or failure arises or results from any cause beyond ABG's control, including, but not limited to, strike, boycott, or other labor disputes, embargo, governmental regulation, inability or delay in obtaining materials. In the event of any such delay or failure in performance, ABG shall have such additional time within which to perform its obligations hereunder as may reasonably be necessary under the circumstances; and ABG shall also have the right, to the extent necessary in ABG's reasonable judgment, to apportion fairly among its various customers in such manner as ABG may consider equitable, the Reagents then available for delivery. ABG may make delivery in installments, and each installment shall be deemed to be a separate sale, ABG may render a separate invoice for each installment, which invoice shall be paid without regard to prior or subsequent installments. Unless indicated otherwise in this Agreement, all shipments are FOB at ABG's European distribution centers located in London or Holland.

        2.5 Title, Risk of Loss. Title and risk of loss, delay or damage to the Reagents shall pass to deCODE upon delivery to the relevant deCODE site.

        2.6 Deferral and Cancellation. Prior to any scheduled delivery date specified in an accepted purchase order, deCODE may, by written notice (such written notice may be provided by electronic mail) to ABG, defer or cancel delivery of the Reagents specified in such purchase order one (1) time



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                                                                  Execution Copy


without charge; subsequent deferrals or cancellations related to that purchase order must also be by written notice (such written notice may be provided by electronic mail), and may be subject to charges consistent with those charged by ABG to its other customers for similar deferrals or cancellations.


3.      PURCHASE PRICE; PAYMENT TERMS.

        3.1 Purchase Price; Payment Terms. In consideration of the delivery of Reagents pursuant to Article 2, deCODE shall pay to ABG the price for each unit of Reagent as set forth at Exhibit A (the "Purchase Price").

        3.2 Taxes. The prices stated are exclusive of any taxes, fees, duties, licenses or levies ("Taxes") now or hereinafter imposed upon the Reagents, storage, sale, transportation or use of the Reagents. Any Taxes related to the Reagents shall be paid by deCODE (other than a tax measured by ABG's net income) or in lieu thereof, deCODE shall provide an exemption certificate acceptable to the taxing authorities. All Taxes shall be billed as a separate item on the invoice.

        3.3 Payment Terms. ABG shall invoice deCODE for the Reagents on or after shipment. Payment terms are net sixty (60) days from the date of ABG's invoice to deCODE. ABG reserves the right to require alternative payment terms, including, without limitation, Sight Draft, Letter of Credit, or Payment in Advance. If shipments or installations are deferred by deCODE, payment shall be made based on the Agreement price and percent of completion of installation.

        3.4 Credit Terms and Collection Costs. ABG may, at any time and in its sole discretion, limit or cancel the credit of deCODE as to time and amount, and as a consequence, may demand payment in cash before delivery of any unfilled portion of any purchase order based on this Agreement, and may demand assurance of deCODE's due performance. Upon making such demand, ABG may suspend shipments. If, within thirty (30) days, deCODE fails to agree and comply with such different terms of payment, and/or fails to give adequate assurance of due performance, ABG may: (1) by notice to deCODE, treat such failure or refusal as a repudiation by deCODE of the portion of the purchase order not then fully performed, whereupon ABG may cancel all further deliveries and any amounts unpaid hereunder shall immediately become due and payable; (2) make shipments under reservation of a security interest and demand payment against tender of documents of title. If ABG retains a collection agency and/or attorney to collect overdue amounts, all collection costs, including attorneys fees, shall be payable by deCODE. deCODE's acceptance of delivery of any Reagents or services based on this Agreement shall constitute a representation that deCODE is solvent.

4.      DEFECTS; LIMITED WARRANTY.

        4.1 Defects. deCODE shall promptly provide ABG with oral or written notice (such written notice may be provided by electronic mail) of any defect or non-conformance with the Specifications of any Reagents supplied under this Agreement. In the event that any of the Reagents are defective or in non-conformance with the Specifications, ABG shall replace such defective or non-conforming Reagents at its expense, and reimburse deCODE for any reasonable charges incurred by deCODE for shipping and/or storage, if applicable, of the defective or non-conforming shipment. deCODE, at its sole discretion, shall be allowed to destroy any damaged or non-conforming Reagents at its own expense and ABG shall replace such destroyed Reagents in accordance with this Section 4.1. In addition, ABG will promptly forward to deCODE any and all verified complaints received from its customers regarding the Reagents.



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                                                                  Execution Copy


        4.2 Notices. ABG shall provide deCODE with written notice as soon as practicable after the discovery by ABG of any matter affecting the Reagents being delivered to deCODE under this Agreement that might be construed as a safety or performance problem, might cause any Food and Drug Administration or similar governmental action, or might adversely affect the use of any of the Reagents to be delivered by ABG to deCODE under this Agreement.

        4.3 Limited Warranty. With respect to any Reagents purchased pursuant to this Agreement, ABG makes those warranties expressly identified as "warranties" as are set forth in ABG's current operating manual, catalog, or written guarantee covering such Reagent. If deCODE furnishes specifications to ABG, deCODE agrees to hold ABG harmless against any claim which arises out of compliance with the specifications. Any description of the Reagents contained in this Agreement, is for the sole purpose of identifying them, and any such description is not part of the basis of the bargain, and does not constitute a warranty that the Reagents shall conform to that description. Any sample or model used in connection with this Agreement is for illustrative purposes only, is not part of the basis of the bargain, and is not to be construed as a warranty that the Reagents will conform to the sample or model. No affirmation of fact or promise made by ABG, whether or not in this Agreement, shall constitute a warranty that the Reagents will conform to the affirmation or promise. THE WARRANTY SET FORTH IN THIS PARAGRAPH IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT WITH RESPECT TO INTELLECTUAL PROPERTY.


5.      INTELLECTUAL PROPERTY; INDEMNIFICATION.

        5.1 Intellectual Property. Subject to the restrictions set forth in this Section, ABG agrees to defend and indemnify deCODE from and against all actions or proceedings (including attorney's fees, and judgments, if any) brought against deCODE arising out of any actual or alleged infringement by the Reagents of any United States or foreign patent or copyright.

                (a) deCODE's Obligations. deCODE shall promptly notify ABG of any claim hereunder upon becoming aware of same and shall cooperate with and provide all reasonable assistance to ABG, at ABG's expense, in the defense or settlement of such claim. ABG shall have sole authority to defend and/or settle any claim under this paragraph, provided, however, that deCODE may, at its own cost, retain separate representation.

                (b) Remedy for Infringement. If any Reagents(s), or any portion thereof, is finally adjudged to infringe a United States or foreign patent or copyright, or if in ABG's opinion is likely to become subject of such a claim, ABG shall, at its option, either: (a) procure for deCODE the right to continue using the Reagents(s); or (b) replace or modify the Reagents(s) so that it becomes non-infringing; or (c) upon return of all infringing Reagents, refund to deCODE the price actually paid by deCODE for the infringing Reagent(s), less a reasonable amount of use, damage or obsolescence; or (d) substitute for the infringing Reagent(s) other suitable, non-infringing equipment.

                (c) Exceptions. ABG shall have no liability or obligation hereunder for any infringement based upon: (a) the use of the Reagent(s) in combination with other hardware or software not provided by ABG, or based upon a modification to the Reagent(s) made by deCODE, if such claim would not have occurred but for such combination or modification; or (b) any modification, marking or branding applied to the Reagent(s) at the request of deCODE.



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                                                                  Execution Copy


                (d) Limitation of Liability. THE FOREGOING STATES THE ENTIRE LIABILITY OF ABG, AND THE EXCLUSIVE REMEDY FOR DECODE, FOR ANY INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE REAGENTS OR ANY PART THEREOF PURCHASED OR LICENSED BY DECODE UNDER THIS AGREEMENT.


6. LIMITATION OF LIABILITY. IN NO EVENT SHALL ABG BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY ASPECT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF ABG'S PRODUCTS.


7.      TERM AND TERMINATION.

        7.1 Term. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue until the third anniversary of the Effective Date, unless terminated sooner as provided in this Agreement (the "Term").

        7.2 Termination for Default. If either Party breaches any material provision of this Agreement and if such breach is not corrected within sixty
(60) days after the non-breaching Party gives notice of the breach to the breaching Party, the non-breaching Party may, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, terminate this Agreement immediately by giving notice of the termination, effective on the date of the notice. The right of either Party to terminate this Agreement, as provided in this Section 7.2, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

        7.3 Termination for Insolvency. Subject to applicable bankruptcy laws, either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

        7.4 Termination Upon Notice. deCODE may terminate this Agreement upon sixty (60) days notice to ABG, provided however, that such notice is given after the first anniversary of the Effective Date.

        7.5 Survival of Rights. In the event of the termination of this Agreement prior to its expiration, the obligations of the Parties theretofore accrued under this Agreement shall survive, and the rights and obligations of the Parties under Sections 2.5, 3.3, 4, 5, 6, 7.5 and 8 shall survive in accordance with the terms of such Sections.

        7.6 Rights Not Exclusive. All rights to terminate, and rights upon termination, provided in this Agreement are in addition to other remedies in law or equity which may be available.




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                                                                  Execution Copy


8.      MISCELLANEOUS.

        8.1 Severability. In the event that any provision of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect so long as such remaining portions do not materially change the intent of this Agreement or the right or obligations of the Parties hereunder. If any provision of this Agreement is in conflict with any applicable statute or law in any jurisdiction, then such provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the Parties will renegotiate the affected provisions of this Agreement to resolve any inequities. It is the intention of the Parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.

        8.2 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

        8.3 Notices. Any notice or other communication required or permitted under this Agreement shall be sent by certified mail or courier service, charges prepaid, or by facsimile transmission (receipt confirmed), to the address or facsimile number specified below:

        (a)     If to ABG:

                Applied Biosystems
                850 Lincoln Centre Drive
                Foster City, CA 94404
                FAX No.: 650-638-6677
                Attn.: Legal Department

        (b)     If to deCODE:

                deCODE genetics, ehf.
                Hlidarsmari 15,
                200 Kopavogur,
                Iceland
                FAX No.: 011-354-570-2828
                Attn.: President

        or to such other address or facsimile number as a Party may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given five (5) days after the date deposited in the United States mail, or two (2) days after the date deposited with a courier service or, in the case of facsimile transmission, when received.

        8.4 Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto. Neither Party may assign any of its rights, or delegate any of its obligations, under this Agreement without the written consent of the other Party.



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Notwithstanding the foregoing, either Party may, without obtaining the consent of the other Party, assign this Agreement to any Affiliate or to any entity with which it may merge or consolidate, or to which it may transfer all or substantially of its assets to which this Agreement relates.

        8.5 Headings and References. All section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to any section, exhibit or appendix shall be deemed and construed as references to a section of, or an exhibit or appendix to, this Agreement, and any such exhibits and appendices are hereby incorporated in this Agreement by such reference.

        8.6 No Agency. It is understood and agreed that each Party shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other.

        8.7 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

        8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon but all of which together shall constitute but one and the same instrument.

        8.9 Inconsistencies. Notwithstanding the content of deCODE's purchase order, the terms of this Agreement shall take precedence over such purchase order, and any conflicting or inconsistent terms of deCODE's purchase order shall be null and void.

        8.10 Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. Any litigation or other dispute resolution between the Parties relating to this Agreement shall take place in the Northern District of California. The Parties consent to the personal jurisdiction of and venue in the state and federal courts within that District.

        8.11 Complete Understanding. This Agreement, including all exhibits, constitutes the entire understanding between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both Parties.



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                                                                  Execution Copy


        IN WITNESS WHEREOF, the Parties, through their authorized officers, have duly executed this Agreement as of the date first written above.

                                   dECODE GENETICS, ehf.


                                   By:/s/ Kari Stefansson
                                      --------------------------------------

                                   Name:  Kari Stefansson
                                        ------------------------------------

                                   Title: Chief Executive Officer
                                         -----------------------------------

                                   PE CORPORATION (NY), THROUGH
                                   ITS APPLIED BIOSYSTEMS GROUP

                                   By:/s/ Michael W. Hunkapiller
                                      --------------------------------------

                                   Name:  Michael W. Hunkapiller
                                        ------------------------------------

                                   Title: Senior Vice President and
                                          President, Applied Biosystems Group
                                         -----------------------------------



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                                                                  Execution Copy


                                    EXHIBIT A

                              REAGENT PRODUCT LIST

[CONFIDENTIAL TREATMENT REQUESTED]















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                                                                  Execution Copy



                                    EXHIBIT B

                                 SPECIFICATIONS








*THE REAGENTS SHALL NOT BE MORE THAN 30 DAYS OLD.